GRIFFON CORPORATION ANNOUNCES RESTATEMENT OF
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          FISCAL 2005 FIRST AND SECOND QUARTER FINANCIAL STATEMENTS ---
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                  NO CHANGE TO NET INCOME OR EARNINGS PER SHARE
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                     FOR THE SIX MONTHS ENDED MARCH 31, 2005
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     Jericho,  New York,  May 11, 2005 - Griffon  Corporation  (NYSE:GFF)  today announced that in connection with the preparation of the consolidated financial statements for the second quarter of fiscal 2005, the company ascertained that in the first quarter of the year there was an inventory valuation error in determining the garage door segment's cost of goods sold. This inventory valuation error was caused by unprecedented increases in the segment's raw material costs and correction of this error was included in the press release which previously reported operating results for the second quarter of 2005. However, the company has since determined to reflect the adjustment to correct cost of goods sold in the first quarter of 2005 by restating that period's
operating  results.   The  restatement  will  not  change  previously  disclosed earnings, cash flows, or financial position for the six months ended March 31, 2005 and will result in an estimated $1,260,000 decrease to bring previously reported first quarter net income to $9,192,000 and a corresponding increase to bring second quarter net income to $4,144,000. First quarter diluted earnings per share will decrease $.05 to an estimated $.29 per share and second quarter diluted earnings per share will increase $.04 to an estimated $.13 per share.

     The Company did not file its quarterly report on Form 10-Q, which was due yesterday. It expects to file such report during the statutorily allowed five day extension period.


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         Griffon Corporation -

          o is a leading manufacturer and marketer of residential, commercial and industrial garage doors sold to professional installing dealers and major home center retail chains;

          o installs and services specialty building products and systems, primarily garage doors, openers, fireplaces and cabinets, for new construction markets through a substantial network of operations located throughout the country;

          o is an international leader in the development and production of embossed and laminated specialty plastic films used in the baby diaper, feminine napkin, adult incontinent, surgical and patient care markets; and

          o develops and manufactures information and communication systems for government and commercial markets worldwide.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company's financial position, business strategy and the plans and objectives of the company's management for future operations, are forward-looking statements. When used in this release, words such as "anticipate", "believe", "estimate", "expect", "intend", and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the company's management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business and economic conditions, competitive factors and pricing pressures, capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.